UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Polonia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	45-3181577
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley Pennsylvania	19006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176759.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

Incorporated by reference to the portion of the Prospectus under the heading: “Description of New Polonia Bancorp Capital Stock,” filed on September 9, 2011 as part of the Registrant’s Registration Statement on Form S-1, File No. 333-176759, as amended.

Item 2. Exhibits

1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

(a)	Articles of Incorporation

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-176759, filed on September 9, 2011, as amended.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-176759, filed on September 9, 2011, as amended.

(c)	Plan of Conversion

Incorporated by reference to Exhibit 2.0 to the Registrant’s Registration Statement on Form S-1, File No. 333-176759, filed on September 9, 2011, as amended.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to the Registrant’s Registration Statement on Form S-1, File No. 333-176759, filed on September 9, 2011, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POLONIA BANCORP, INC.
(Registrant)

Date: November 14, 2012	By:	/s/ Paul D. Rutkowski
Paul D. Rutkowski Chief Financial Officer and Corporate Secretary